UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 14, 2006
TSB Financial Corporation
(Exact name of Registrant as Specified in its Charter)
North Carolina
(State or other Jurisdiction of Incorporation)

000-52223	20-4814503

(Commission File Number)	(IRS Employer Identification No.)
1057 Providence Road, Charlotte, North Carolina 28207
(Address of principal executive offices, including Zip Code)
(704) 331-8686
(Registrant’s Telephone Number, including Area Code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item		Page
Item 1.01	Entry Into a Material Definitive Agreement	3

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant	3

Item 9.01	Financial Statements and Exhibits	4
Exhibit 4.1
Exhibit 10.1
Exhibit 10.2

Item 1.01.	Entry Into a Material Definitive Agreement
     Effective December 14, 2006, TSB Financial Corporation, a bank holding company organized under the laws of North Carolina (the “Registrant”) consummated a financial transaction pursuant to which TSB Statutory Trust I, a statutory trust created under the Delaware Statutory Trust Act and for which the Registrant is the sponsor (the “Trust”), issued and sold $3,000,000 aggregate principal amount of Floating Rate Capital Securities. As part of the transaction, the Registrant entered into the following material agreements related to the creation of the Trust and the sale and placement of the Floating Rate Capital Securities, which are described in greater detail under Item 2.03 of this Report on Form 8-K: (i) Indenture dated December 14, 2006, between the Registrant and Wilmington Trust Company, as Trustee, (ii) Amended and Restated Declaration of Trust for the Trust dated December 14, 2006, among the Registrant, Wilmington Trust Company, and John B. Stedman, Jr. and Jan H. Hollar, Administrators, and (iii) Guarantee Agreement dated December 14, 2006, between the Registrant and Wilmington Trust Company. The Administrators of the Trust. John B. Stedman, Jr. and Jan H. Hollar, are executive officers of the Registrant.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant
     TSB Statutory Trust 1 (the “Trust”), a statutory trust created under the Delaware Statutory Trust Act and for which the Registrant is the sponsor, was formed pursuant to the Amended and Restated Declaration of Trust identified in Item 1.01 above for the purpose of issuing redeemable trust preferred securities. On December 14, 2006, the Trust issued $3,000,000 of redeemable trust preferred securities through a pooled underwriting. The securities have a LIBOR-indexed floating rate of interest (three-month LIBOR plus 1.72%), which adjusts quarterly. The interest rate at December 14, 2006 was 7.07%. The trust preferred securities require quarterly distributions by the Trust to the holders. Distributions are cumulative and will accrue from December 14, 2006, but may be deferred for a period of up to twenty consecutive quarterly periods if the Registrant exercises its rights under the Indenture to defer the payment of interest on the debentures, as described below. The trust preferred securities may be redeemed at par beginning on December 14, 2011 and each quarter after such date until the securities mature on December 14, 2036.
     The proceeds from the sale of the trust preferred securities, combined with the proceeds of $93,000 received by the Trust from the issuance of common securities to the Registrant, were used to purchase $3,093,000 in principal amount of unsecured floating rate junior subordinated deferrable interest debentures of the Registrant, which were issued pursuant to the Indenture identified in Item 1.01 above. The debentures mature on December 14, 2036, but the Registrant may redeem the debentures, in whole or in part, beginning on December 14, 2011 in accordance with the provisions of the Indenture. The debentures bear interest at the same rate as the trust preferred securities.
     The obligations of the Registrant with respect to the issuance of the trust preferred securities constitute a full and unconditional guarantee by the Registrant of the Trust’s obligations with respect to the trust preferred securities.
     Under existing Federal Reserve Board rules, the trust preferred securities may be included in Tier 1 capital of the Registrant for regulatory capital adequacy determination purposes, up to a maximum of 25% of Tier 1 capital. The portion of the trust preferred securities not considered as Tier 1 may be included in Tier 2 capital.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

4.1	Indenture dated December 14, 2006, between TSB Financial Corporation and Wilmington Trust Company

10.1	Amended and Restated Declaration of Trust dated December 14, 2006, among TSB Financial Corporation, Wilmington Trust Company, and John B. Stedman, Jr. and Jan H. Hollar

10.2	Guarantee Agreement dated December 14, 2006, between TSB Financial Corporation and Wilmington Trust Company

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TSB FINANCIAL CORPORATION
Dated: December 18, 2006	By:	/s/ Jan H. Hollar
Jan H. Hollar
Chief Financial Officer

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